Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference to our firm’s audit letter dated January 14, 2022 and reserves report dated January 17, 2022, respectively, each prepared for the Company as of December 31, 2021, into this Registration Statement on Form S-3 of the Company, including any amendments thereto.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
Executive Chairman

Houston, Texas

January 6, 2023